Exhibit 99.1

EDITORIAL CONTACTS:

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

Jorgen Tesselaar (Europe and Asia)

+31 20 547 2825

jorgen_tesselaar@agilent.com

INVESTOR CONTACT:

Rodney Gonsalves

+1 408 345 8948

rodney_gonsalves@agilent.com

Agilent Technologies Reports Third Quarter 2007 Results

SANTA CLARA, Calif., Aug. 14, 2007 — Agilent Technologies Inc. (NYSE: A) today reported orders of $1.31 billion for the third fiscal quarter ended July 31, 2007, 7 percent above one year ago. Revenues during the quarter were $1.37 billion, 11 percent above last year. Third quarter GAAP net income was $185 million, or $0.45 per diluted share.  Last year’s third quarter GAAP net income from continuing operations, which included a $65 million, or $0.15 per share, gain from the sale of assets, was $216 million.

Included in this quarter’s GAAP income is $27 million of share-based compensation expense. Excluding this item and $18 million of tax and other net benefits, Agilent reported third quarter adjusted net income of $194 million, or $0.48 per share. On a comparable basis, the company earned $166 million, or $0.39 per share, one year ago. (1)

“Agilent met its aggressive performance targets despite very divergent market trends during the third quarter,” said Bill Sullivan, Agilent president and chief executive officer.  “Bio-analytical markets were strong across the board, and the performance of our Segment was even more robust.  Electronic measurement markets were solid in the Americas and Europe but surprisingly weak in Asia, particularly Japan.

“As a result, third quarter revenues were up 11 percent from last year to $1.37 billion, just shy of our revised expectations.  Adjusted net income per share, at $0.48, was 23 percent above last year’s results and in the middle of our guidance range.”

Sullivan noted that, including the impact of the third quarter acquisition of Stratagene, Bio-Analytical segment orders were up 21 percent from last year, while revenues hit a record $500 million, up 19 percent from one year ago.  “Initial integration activities are going well, and we are enthusiastic about the synergy between Stratagene’s bio-reagents and Agilent’s analytical instruments to better serve customers in both commercial and not-for-profit life sciences applications.”

Third quarter Return on Invested Capital(2) reached 28 percent, 3 points better than last year’s strong performance.  Both Receivables Days-Sales-Outstanding and Inventory Days-On-Hand improved 3 days from one year ago. Cash generated from operating activities was $176 million in the third quarter. During the period, the company repurchased $677 million of its common stock. The company ended the quarter with net cash of $1.5 billion.

For the fiscal fourth quarter of 2007, Agilent expects a softer than normal seasonal increase in revenues because of weak Asian electronic measurement markets.  Revenues are expected to be in the range of $1.39 billion to $1.43 billion, up 5 percent to 8 percent from last year. Adjusted net income is expected to be in the range of $0.50 to $0.54 per share, 9 percent to 17 percent above last year’s comparable earnings. (3)

Sullivan said, “Near-term weakness in Asian electronic measurement markets does not dampen our expectations for Agilent’s performance in fiscal

2008.  We anticipate continued momentum in our Bio-Analytical markets and a return to more normal secular growth in Electronic Measurement markets next year.  We continue to leverage our robust operating model, and will benefit from our investments in core products, growth initiatives and acquisitions.”

Segment Results

Bio-Analytical Measurement

($ millions except where noted)

	Q3:F07	Q3:F06	Q2:F07
Orders	498	413	491
Revenues	500	420	463
Gross Margin, %	54%	54%	53%
Income from Operations	92	66	76
Segment Assets	1,304	998	1,050
Return On Invested Capital(2), %	29%	26%	28%

Bio-Analytical Measurement orders were up 21 percent during the third quarter from one year ago, and up 16 percent excluding the impact of the acquisition of Stratagene.  This marks the fifth consecutive quarter of double-digit orders growth.  Revenues of $500 million were up 19 percent from last year, and up 15 percent excluding Stratagene.  Life Sciences revenues of $209 million were up 22 percent from last year, and 12 percent higher excluding Stratagene. Sustained strength in the pharmaceutical and biotech markets fueled growth of our 1200 Series liquid chromatography, mass spectrometry and LC / MS platforms. Chemical Analysis revenues of $291 million were up 17 percent from last year, with approximately 20 percent rates of growth in food safety, environmental and petrochemical spending driving demand for the new gas chromatography and GC/MS platforms.

Segment income from operations of $92 million was $26 million above last year on an $80 million increase in revenues.  Operating margins improved nearly 3 points to 18 percent. Segment Return On Invested Capital(2) improved 2 points to 29 percent despite a 4-point reduction in ROIC due to the addition of Stratagene.

Electronic Measurement

($ millions except where noted)

	Q3:F07	Q3:F06	Q2:F07
Orders	810	812	909
Revenues	874	819	857
Gross Margin, %	58%	58%	59%
Income from Operations	133	119	121
Segment Assets	2,042	2,095	2,127
Return On Invested Capital(2), %	26%	24%	24%

Third quarter Electronic Measurement orders of $810 million were flat compared to last year, with steady 5 percent to 9 percent growth in the Americas and Europe offset by flat Asian orders and a 24 percent decline from Japan. Revenues of $874 million were up 7 percent, with Americas up 12 percent and Europe up 8 percent, while revenues from Asia were up 1 percent. General Purpose Test revenues were 9 percent ahead of last year, with strength in aerospace / defense.  Communications Test revenues were up 3 percent, with particular strength in R&D markets.  Handset manufacturing test was up 11 percent sequentially, but still down 7 percent from last year’s third quarter.

Third quarter income from operations of $133 million was up $14 million from last year on a $55 million increase in revenues. Gross margins were flat with last year while operating margins improved less than a point due to increased acquisition-related spending.  Segment ROIC(2) improved 2 points to 26 percent.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 19,000 employees serve customers in more than 110 countries. Agilent had net revenues of $5.0 billion in fiscal 2006. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details on its third quarter FY2007 financial results on a conference call with investors beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q3 2007 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

A telephone replay of the conference call will be available from 3:30 p.m. (Pacific) today through Aug. 21, 2007. The replay number is +1 888 286 8010 or international callers may dial +1 617 801 6888. The passcode is 61171511.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the pace of new product introductions and future demand for the Company’s products and services; and guidance for the fourth quarter of fiscal year 2007.  These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, and unforeseen changes in the demand for current and new products and technologies.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2007. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information.

Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1) Adjusted net income and adjusted net income per share are non-GAAP measures. Each of these measures is defined to exclude primarily the impacts of restructuring and asset impairment charges, business separation costs, non-cash stock-based compensation, intangible amortization as well as gains and losses from the sale of investments and disposals of businesses net of their tax effects. A reconciliation between adjusted net income and GAAP net income is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 6 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3) Adjusted net income per share as projected for Q407 is a non-GAAP measure which excludes primarily the impacts of future restructuring and asset impairment charges, non-cash stock-based compensation, and intangibles amortization.  Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy.  Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $13 million per quarter.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	July 31,		Percent
	2007	2006	Inc/(Dec)

Orders	$1,308	$1,225	7%

Net revenue	$1,374	$1,239	11%

Costs and expenses:
Cost of products and services	616	553	11%
Research and development	170	162	5%
Selling, general and administrative	420	407	3%
Gain on sale of Palo Alto site	—	(65)	100%
Total costs and expenses	1,206	1,057	14%

Income from continuing operations	168	182	(8)%

Other income (expense), net	22	45	(51)%

Income from continuing operations before taxes	190	227	(16)%

Provision for taxes	5	11	(55)%

Income from continuing operations, net	185	216	(14)%

Loss from and gain on sale of discontinued operations of our Semiconductor Products Business (net of taxes of zero in 2006)	—	(6)	100%

Income from the discontinued operations of our Semiconductor Test Solutions Business (net of taxes of $7 million in 2006)	—	17	(100)%

Net income	$185	$227	(19)%

Net income per share - basic:
Income from continuing operations	$0.47	$0.52
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	—	(0.01)
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	—	0.04
Net income per share - basic	$0.47	$0.55

Net income per share - diluted:
Income from continuing operations	$0.45	$0.51
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	—	(0.01)
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	—	0.04
Net income per share - diluted	$0.45	$0.54

Weighted average shares used in computing net income per share:
Basic	392	412
Diluted	407	422

Income from continuing operations for the third quarter of fiscal years 2007 and 2006 include pre-tax share-based  compensation expense under SFAS No. 123(R) of $27 million and $19 million, respectively, related to employee stock options and employee stock purchases.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Nine Months Ended
	July 31,		Percent
	2007	2006	Inc/(Dec)

Orders	$3,958	$3,678	8%

Net revenue	$3,974	$3,645	9%

Costs and expenses:
Cost of products and services	1,795	1,716	5%
Research and development	511	499	2%
Selling, general and administrative	1,274	1,236	3%
Gain on sale of San Jose and Palo Alto sites	—	(121)	100%
Total costs and expenses	3,580	3,330	8%

Income from continuing operations	394	315	25%

Other income (expense), net	75	139	(46)%

Income from continuing operations before taxes and equity income	469	454	3%

Provision for taxes	11	44	(75)%

Income from continuing operations before equity income	458	410	12%

Equity income from and gain on sale of Lumileds	—	901	(100)%

Income from continuing operations, net	458	1,311	(65)%

Income from and gain on sale of discontinued operations of our Semiconductor Products Business (net of taxes of $10 million in 2006)	—	1,815	(100)%

Income from the discontinued operations of our Semiconductor Test Solutions Business (net of taxes of $17 million in 2006)	—	32	(100)%

Net income	$458	$3,158	(85)%

Net income per share - basic:
Income from continuing operations	$1.15	$2.99
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	—	4.14
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	—	0.08
Net income per share - basic	$1.15	$7.21

Net income per share - diluted:
Income from continuing operations	$1.11	$2.92
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	—	4.04
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	—	0.07
Net income per share - diluted	$1.11	$7.03

Weighted average shares used in computing net income per share:
Basic	400	438
Diluted	412	449

Income from continuing operations for the first nine months of fiscal years 2007 and 2006 include pre-tax share-based compensation expense under SFAS No. 123(R) of $103 million and $73 million, respectively, related to employee stock options and employee stock purchases.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	July 31,	October 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$1,486	$2,262
Accounts receivable, net	738	692
Inventory	674	627
Other current assets	383	377
Total current assets	3,281	3,958

Property, plant and equipment, net	787	775
Goodwill and other intangible assets, net	732	468
Restricted cash and cash equivalents	1,617	1,606
Other assets	607	562
Total assets	$7,024	$7,369

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$346	$378
Employee compensation and benefits	368	414
Deferred revenue	251	225
Income and other taxes payable	389	390
Other accrued liabilities	156	131
Total current liabilities	1,510	1,538

Long-term debt	1,500	1,500
Retirement and post-retirement benefits	293	288
Other long-term liabilities	433	395
Total liabilities	3,736	3,721

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 550 million shares at July 31, 2007 and 535 million shares at October 31, 2006 issued	5	5
Treasury stock at cost; 163 million shares at July 31, 2007 and 127 million shares at October 31, 2006	(5,838)	(4,525)
Additional paid-in capital	7,052	6,605
Retained earnings	1,992	1,534
Accumulated other comprehensive income	77	29
Total stockholders’ equity	3,288	3,648
Total liabilities and stockholders’ equity	$7,024	$7,369

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Nine Months	Three Months
	Ended	Ended
	July 31,	July 31,
	2007	2007
Cash flows from operating activities:
Net income	$458	$185

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	143	50
Share based compensation	103	27
Deferred taxes	(29)	(21)
Excess and obsolete inventory-related charges	13	5
Asset impairment charges	8	4
Net gain on sale of investments	(2)	—
Net gain on sale of assets	(13)	(7)
In-process research and development and others	1	—
Changes in assets and liabilities:
Accounts receivable	(9)	(5)
Inventory	(46)	(16)
Accounts payable	(14)	17
Employee compensation and benefits	(50)	(60)
Income taxes and other taxes payable	11	(4)
Other current assets and liabilities	23	(32)
Other long-term assets and liabilities	(26)	33
Net cash provided by operating activities (a)	571	176

Cash flows from investing activities:
Investments in property, plant and equipment	(115)	(36)
Proceeds from the sale of property, plant and equipment	12	4
Proceeds from sale of investments	12	—
Proceeds from sale of intangibles and assets, net	14	14
Decrease (increase) in restricted cash, cash equivalents, net	1	(1)
Acquisition of businesses and intangible assets, net of cash acquired	(311)	(239)
Net cash used in investing activities	(387)	(258)

Cash flows from financing activities:
Net issuance of common stock under employee stock plans	344	197
Treasury stock repurchases	(1,313)	(677)
Payment of long-term debt	(4)	(4)
Net cash used in financing activities	(973)	(484)

Effect of exchange rate movements	13	2

Net decrease in cash and cash equivalents	(776)	(564)

Cash and cash equivalents at beginning of period	2,262	2,050

Cash and cash equivalents at end of period	$1,486	$1,486

(a) Cash payments included in operating activities:
Restructuring	54	14
Income tax payments	63	30

The preliminary cash flow statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

ADJUSTED NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended				Nine Months Ended
	July 31,				July 31,
		Diluted		Diluted		Diluted		Diluted
	2007	EPS	2006	EPS	2007	EPS	2006	EPS

Net income per GAAP	$185	$0.45	$227	$0.54	$458	$1.11	$3,158	$7.03
Less income from and gain on sale of discontinued operations of our Semiconductor Products Business	—	—	(6)	(0.01)	—	—	1,815	4.04
Less income from discontinued operations of our Semiconductor Test Solutions Business	—	—	17	0.04	—	—	32	0.07
Income from continuing operations	$185	$0.45	$216	$0.51	$458	$1.11	$1,311	$2.92
Non-GAAP adjustments:
Restructuring and asset impairment	11	0.03	36	0.09	30	0.07	131	0.29
Business disposal and infrastructure reduction costs	2	—	25	0.06	14	0.03	55	0.12
Gain on sale of assets	(8)	(0.02)	(65)	(0.15)	(15)	(0.04)	(121)	(0.27)
Share-based compensation expense	27	0.07	19	0.04	103	0.25	73	0.16
Excess software amortization	6	0.01	—	—	22	0.05	—	—
Intangible amortization	12	0.03	7	0.02	29	0.07	19	0.04
Donation to Agilent Foundation	—	—	—	—	20	0.05	—	—
Remeasurement loss for a one-time intercompany transaction	—	—	—	—	4	0.01	—	—
Gain on sale and equity in income of Lumileds	—	—	—	—	—	—	(901)	(2.01)
Income from foreign sales corporation tax study	—	—	(13)	(0.03)	—	—	(13)	(0.03)
Retirement plans curtailment gains	—	—	(18)	(0.04)	—	—	(18)	(0.04)
Unallocated SPG corporate charges	—	—	—	—	—	—	13	0.03
Unallocated STS corporate charges	—	—	5	0.01	—	—	40	0.09
Other	4	0.01	1	—	7	0.02	(9)	(0.01)
Adjustment for taxes	(45)	(0.10)	(47)	(0.12)	(140)	(0.33)	(115)	(0.25)
Adjusted net income from continuing operations	$194	$0.48	$166	$0.39	$532	$1.29	$465	$1.04

Add net income for STS segment (non-GAAP)	—	—	29	0.07	—	—	62	0.13
Adjusted net income	$194	$0.48	$195	$0.46	$532	$1.29	$527	$1.17

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, expenses related to share-based compensation, charges related to the amortization of intangibles, the impact of restructuring charges and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as share-based compensation expenses, amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the Company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the Company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary adjusted net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

Preliminary

	BAM	EM	Agilent		BAM	EM	BAM	EM
	Q3’07	Q3’07	Q3’07		Q3’06	Q3’06	Q2’07	Q2’07
Numerator:
Adjusted income from operations	$92	$133	$223		$66	$119	$76	$121
Less:
Taxes and Other (income)/expense	25	28	47		17	26	19	23

Segment return	67	105	176	(a)	49	93	57	98

Segment return annualized	$268	$420	$704		$196	$372	$228	$392

Denominator:
Segment assets (b)	$1,304	$2,042	$3,358		$998	$2,095	$1,050	$2,127
Less:
Net current liabilities (c)	254	463	714		260	522	236	527
Invested capital	$1,050	$1,579	$2,644		$738	$1,573	$814	$1,600

Average invested capital	$932	$1,590	$2,536		$748	$1,573	$805	$1,614

ROIC	29%	26%	28%		26%	24%	28%	24%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a) Agilent return is equal to adjusted net income from continuing operations of $194 million minus net interest income after tax of $18 million. Please see “Adjusted Net Income and EPS Reconciliations” for a reconciliation of adjusted net income from continuing operations to GAAP income from continuing operations.

(b) Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c) Includes accounts payable, employee compensation and benefits, other accrued liabilities and allocated corporate liabilities.

Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor.  ROIC is a tool by which we track how much value we are creating for our shareholders.  Management uses ROIC as a performance measure for our businesses, and our senior managers' compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.